Exhibit 99.1

[LOGO] tegal      --------------------------------------------------------------
                                                            NEWS RELEASE
                  --------------------------------------------------------------
                    TEGAL CORPORATION 2201 S. McDowell Blvd., Petaluma, CA 94954
                             [T] (707) 763-5600 [F] (707) 765-9311 www.tegal.com

                            TEGAL CORPORATION REPORTS
                      SECOND QUARTER 2005 FINANCIAL RESULTS

PETALUMA, CALIF., NOVEMBER 11, 2004 -- Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced financial results for the Second Quarter Fiscal Year 2005, which ended September 30, 2004. Senior management will conduct an investor conference call to discuss these results and the company's financial outlook in more detail today at 2pm Pacific Time, Thursday, November 11, 2004. More information about the conference call is provided below.

SECOND QUARTER HIGHLIGHTS

   o Revenues for the second quarter of fiscal 2005 were $5.0 million, an increase of 55% from $3.2 million reported in the second quarter of fiscal 2004, and an increase of 45% from the $3.4 million recorded for the first quarter of fiscal 2005.

   o Net losses for the second quarter were $2.5 million or ($0.05) per share compared to a net loss of $1.7 million or ($0.10) per share for the same quarter one year ago and a loss of $6.3 million or ($0.15) in the first quarter of fiscal 2005.

   o Operating losses were $2.5 million for the second quarter of fiscal 2005 compared to $1.3 million in the same quarter last fiscal year and $4.2 million in the prior quarter. Operating expenses for the second quarter were approximately $2.1 million higher than the same quarter last year, and $0.6 million lower than the first quarter of fiscal 2005. The first quarter of fiscal 2005 included a non-recurring, non-cash charge of $1.7 million for IPR&D related to the purchase of First Derivative Systems, Inc.

   o Cash stood at $4.3 million at the end of the second quarter of fiscal 2005, compared to $4.7 million at the end of the first quarter of fiscal 2005 and $7 million at the end of the fourth quarter of fiscal 2004.

   o Quarterly shipments included an Endeavor(TM) PVD cluster tool to a leading consumer electronics company for a new type of MEMS device for use in high frequency wireless communications.

   o Tegal sold 2,372,689 shares of its common stock to Kingsbridge Capital, Ltd. for gross proceeds of $2.6 million.


"The Second Quarter of Fiscal 2005 saw Tegal make significant progress in our strategic shift from niche applications into high volume markets," said Michael Parodi, Chairman, President & CEO of Tegal Corporation. "We are on-plan with our new product introductions extending our technology into a number of growth markets."

Tegal Q2 2005 Earnings Release
2

FINANCIAL RESULTS

Revenues for the second quarter of fiscal 2005 were $5.0 million, an increase of 55% from $3.2 million reported in the second quarter of fiscal 2004, and an increase of 45% from the fourth quarter of fiscal 2004. Tegal reported a net loss for the second quarter of $2.5 million or ($0.05) per share compared to a net loss of $1.7 million or ($0.10) per share for the same quarter one year ago. Sequentially, the Company's net loss decreased from the prior quarter loss of $6.3 million or ($0.15) per share.

Gross profits for the second quarter of fiscal 2005 were 38% compared to 31% in the same quarter one year ago and 23% in the first quarter of fiscal 2005. The increase in margins in the quarter resulted from a more efficient absorption of overhead costs on higher revenues.

Operating expenses for the second quarter of fiscal 2005 were $4.4 million, an increase of $2.1 million from the same quarter one year ago. The major increases during the quarter compared to one year ago were in G&A ($1.0 million), R&D ($0.7 million) and Sales and Marketing ($0.3 million). Of the $1.0 million increase in G&A expense, approximately $0.8 million was paid to consultants and attorneys for projects which are near completion.

"Our operating expenses for the past two quarters reflect the full integration of personnel from two acquisitions (Simplus Systems Corporation and First Derivative Systems, Inc.) and the addition of temporary headcount and other expense to bring our NLD(TM), OnCore(TM), PVD300 and Compact(TM) products to market, said Thomas Mika, Executive Vice President and Chief Financial Officer of Tegal. "We have funded these programs using the Kingsbridge equity facility, which is precisely the purpose for which we intended it."

Cash and equivalents at the end of the second quarter of fiscal 2005 was $4.3 million.

OUTLOOK

"We are actively managing opportunities in Tier 1 accounts in four key areas - Etch in Non-Volatile Memories, NLD in high-K barrier and seed layers for next-generation devices, PVD in wafer-level packaging and PVD and etch in MEMS devices" said Mr. Parodi. "we fully expect to announce increasing numbers of engagements with additional Tier 1 customers in each of these four areas of focus for our Company."

INVESTOR CONFERENCE CALL

Tegal Corporation will discuss these results and further details of its second quarter of fiscal 2005 during a conference call today, November 11, at 5:00 p.m.
(EST), which is open to all interested investors. The call-in numbers are (800) 237-9752 or (617) 847-8706. For either dial-in number, investors should reference Tegal or reservation number: 54577632. A digital recording will be made available one hour after the completion of the conference call, and it will be accessible through midnight on Thursday, November 18, 2004. To access, investors should dial 888-286-8010 or 617-801-6888 and enter passcode: 52308643.

The conference call also will be available online via the Investor Section of the Company's website at: www.tegal.com. An online replay of the teleconference, along with a copy of the Company's earnings release, will be available on the Company's website, as well.

Tegal Q2 2005 Earnings Release
3


SAFE HARBOR STATEMENT

Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company's products and services. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. For a further discussion of these risks and uncertainties, please refer to the Company's periodic filings with the Securities and Exchange Commission.

ABOUT TEGAL

Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices. Incorporating unique, patented etch and deposition technologies, Tegal's system solutions are backed by over 35 years of advanced development and over 100 patents. Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.



More information is available on the Internet at: www.tegal.com.

--------------

CONTACT:

Tegal Corporation
Thomas Mika (EVP and CFO), 707/763-5600
or
Nagle & Ferri Investor Relations
Frank Nagle or Bob Ferri, 415/575-1999

Tegal Q2 2005 Earnings Release
4


                       TEGAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                    SEPTEMBER 30,               SEPTEMBER 30,
                                              ----------------------      ----------------------
                                                 2004          2003          2004          2003
                                              --------      --------      --------      --------
Revenue:
    Product .............................     $  4,809      $  2,882      $  7,843      $  6,424
    Services ............................          179           328           586           671
                                              --------      --------      --------      --------
      Total revenue .....................        4,988         3,210         8,429         7,095
                                              --------      --------      --------      --------
Cost of sales:
    Cost of product .....................        2,565         1,794         4,742         4,286
    Cost of services ....................          522           424           986           780
                                              --------      --------      --------      --------
      Total cost of sales ...............        3,087         2,218         5,728         5,066
                                              --------      --------      --------      --------
      Gross profit (loss) ...............        1,901           992         2,701         2,029
                                              --------      --------      --------      --------
Operating expenses:
    Research and development ............        1,539           836         2,665         1,539
    Sales and marketing .................          876           556         1,526         1,168
    General and administrative ..........        1,992           916         3,593         1,952
    In Process Research and Development .           --            --         1,653            --
                                              --------      --------      --------      --------
      Total operating expenses ..........        4,407         2,308         9,437         4,659
                                              --------      --------      --------      --------
      Operating loss ....................       (2,506)       (1,316)       (6,736)       (2,630)

Other income (expense), net .............            5          (354)       (2,090)         (293)
                                              --------      --------      --------      --------

    Net loss ............................     $ (2,501)     $ (1,670)     $ (8,826)     $ (2,923)
                                              ========      ========      ========      ========
Net loss per share, basic and diluted ...     $  (0.05)     $  (0.10)     $  (0.20)     $  (0.18)
                                              ========      ========      ========      ========
Shares used in per share computations:
    Basic ...............................       45,804        16,342        43,808        16,215
    Diluted .............................       45,804        16,342        43,808        16,215

Tegal Q2 2005 Earnings Release
5


                       TEGAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS
                                                                                            SEPTEMBER 30,     MARCH 31,
                                                                                                  2004           2004
                                                                                               --------        --------
Current assets:
  Cash and cash equivalents .........................................................          $  4,322        $  7,049
  Accounts receivable, net of allowances for sales returns and doubtful accounts of $296 and  $270 at September 30, 2004 and March 31, 2004,
   respectively .....................................................................             5,162           4,729
  Inventories .......................................................................             3,793           3,719
  Prepaid expenses and other current assets .........................................               802             905
                                                                                               --------        --------
     Total current assets ...........................................................            14,079          16,402
Property and equipment, net .........................................................             3,824           4,039
Intangible assets, net ..............................................................             1,974           1,190
Other assets ........................................................................               743           1,027
                                                                                               --------        --------
     Total assets ...................................................................          $ 20,620        $ 22,658
                                                                                               ========        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and bank lines of credit ............................................          $    941        $  2,450
  2% Convertible debentures, net ....................................................                --              74
  Accounts payable ..................................................................             2,673           1,645
  Accrued product warranty ..........................................................               251             366
  Deferred revenue ..................................................................               306             440
  Accrued expenses and other current liabilities ....................................             3,252           2,604
                                                                                               --------        --------
     Total current liabilities ......................................................             7,423           7,579
Long-term portion of capital lease obligations ......................................                20              26
Other long term obligations .........................................................                95              98
                                                                                               --------        --------
     Total long term liabilities ....................................................               115             124
                                                                                               --------        --------
     Total liabilities ..............................................................             7,538           7,703
                                                                                               --------        --------
Commitments and contingencies (Note 6)
Stockholders' equity:
  Preferred stock; $0.01 par value; 5,000,000 shares authorized; none issued
    and outstanding .................................................................                --              --
  Common stock; $0.01 par value; 100,000,000 shares authorized; 46,557,672 and 36,583,850 shares issued and outstanding at September 30, 2004 and
    March 31, 2004, respectively ....................................................               466             366
  Additional paid-in capital ........................................................            92,144          85,376
  Accumulated other comprehensive income ............................................               209             124
  Accumulated deficit ...............................................................           (79,737)        (70,911)
                                                                                               --------        --------
     Total stockholders' equity .....................................................            13,082          14,955
                                                                                               --------        --------
     Total liabilities and stockholders' equity .....................................          $ 20,620        $ 22,658
                                                                                               ========        ========